1
                             EXHIBIT 4.1

                     CERTIFICATE OF DESIGNATION
                                 OF
                SERIES B CONVERTIBLE PREFERRED STOCK
                                 OF
                     COMTEC INTERNATIONAL, INC.


ComTec International, Inc. (the "Company"), a corporation organized and existing under the Business Corporation Act of the State of New Mexico ("Act"), pursuant to Section 53-11-16 of the Act HEREBY
CERTIFIES:

FIRST: That, pursuant to the following resolution of the Board of Directors adopted by unanimous consent in lieu of a meeting, a series of Preferred Stock was approved by the Board of Directors on behalf of the Company and the relative rights and preferences of such series of Preferred Stock was fixed and established as follows:

RESOLVED, Pursuant to authority granted under the Company's Articles of Incorporation, as amended, the Board of Directors hereby approves the designation of a series of Preferred Stock of the Company to be known as "Series B Convertible Preferred Stock"; and further

RESOLVED, the Board of Directors hereby ratifies and approves the following rights, preferences of the Series B Convertible Preferred
Stock:

                SERIES B CONVERTIBLE PREFERRED STOCK

1. The number of shares constituting the Series B Convertible Stock shall be 1,500,000, which may be issued in such amounts as shall be determined by the Board of Directors in accordance with the provisions of this Certificate.

2. The series shall be designated Series B Convertible Preferred Stock with a par value of $.001 per share and an issue price of $5.00 per share.

3. Holders of the Series B Convertible Preferred Stock shall be entitled to an annual dividend preference equal to ten (10%) percent of the issue price of the Series B Convertible Preferred Stock and calculated on June 30th of the each year and paid in the form of the Corporation's Common Stock valued at the bid price on June 30th of each year. This annual dividend preference shall be paid no later than forty five (45) days from the Corporation's June 30th fiscal year end. The holders of the Series B Convertible Preferred Stock shall also be entitled to those dividends as may accrue to holders of the Corporation's Common Stock following any conversion of the Series B Convertible Preferred Stock.

4. In the event of any liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary, the holder of the Series B Convertible Preferred Stock shall be subordinate to the Series A Convertible Preferred Stock, and after the Series A entitled to, before any assets of the Corporation shall be distributed among or paid over the holders of the Common Stock or any other Preferred Stock, to be paid $5.00 per share of Series B Convertible Preferred Stock. If upon voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the amounts payable with respect to the Series B Convertible Preferred Stock are not paid in full, the holders will share ratably in such distribution of assets in proportion to the full respective preferential rights to which they are entitled. After payment of the full amount of liquidating distribution to which they are entitled. After payment of the full amount of liquidating distribution to which they are entitled, the holders of the Series B Convertible Preferred Stock will not be entitled to any further participating in any distribution of assets of the Corporation. In the event of any authorization of a new series of Preferred Stock, other than Series A and Series B Convertible Preferred Stock having liquidattion preferences, the shares having liquidation preferences shall be subordinate to and not be entitled to share in any distributions accruing to the Series B Convertible Preferred Stock until the holder of the Series B Convertible Preferred Stock shall have received the full distribution to which it is entitled under this paragraph 4. After the making of full payment of liquidation preferences to the holders of the Series B Convertible Preferred Stock, the remaining assets of the Corporation shall be distributed ratably to any other Preferred Stock having liquidation preferences in accordance with their priorities and then ratably among the holders of the Common Stock and any other series of Preferred Stock without liquidation preferences.

5.(a) The  holder  of  the  shares of the Series B Convertible  Stock shall have the right, at its option, at any time and from time to time, on any business day, to convert, subject to the terms and provisions of this section (including adjustment), all (but not less than all) of the shares of the Series B Convertible Preferred Stock into a number of shares of fully paid and non-assessable whole share of Common Stock determined on the basis of the formula set forth herein ("Convertible Formula"). Only whole shares of Series B Convertible Preferred Stock may be converted and only whole shares of Common Stock may be issued as a result of conversion; provided, that an equivalent cash payment (as determined by the board of directors of the Corporation) shall be made in lieu of any fractional share of Common Stock to which the holder would be entitled upon conversion of the Series B Preferred Stock.

 (b) The number of shares of Common Stock to be issued upon conversion of the Series B Convertible Preferred Stock shall be one
      (1) share of Common Stock; provided, however, that no conversion may be made unless and until the closing bid price shall be reached $7.50 per share of Common Stock for more than 20 consecutive trading days prior to the date of conversion, or unless having received approval in written resolution form by the Corporation's Board of Directors prior to the bid price of the Common Stock having reached $7.50 per share.

 (c) In order to convert shares of the Series B Convertible Preferred Stock into Common Stock, the holder thereof shall deliver the stock certificates representing the Shares to be converted to the Corporation at its then principal office, accompanied by not less than 5 days advance written notice ("Conversion Notice") that it elects to convert the shares represented thereby into shares of Common Stock in accordance with the provisions of this paragraph 5. Said Conversion Notice shall specify to whom the certificate shall be made and delivered.

(d) As promptly as practicable after the surrender as hereinabove provided of stock certificates representing the shares to be converted into Common Stock, accompanied by a duly completed and executed Conversion Notice, the Corporation shall deliver or cause to be delivered to the holder, certificates representing the whole number of fully paid and non-assessable shares of Common Stock of the
  Corporation  into  which  said shares are  being  converted.   Such
  conversion shall be deemed to have been made immediately following the close of business on the date that such shares, accompanied by the duly completed and executed Conversion Notice, shall have been duly surrendered for conversion of the Series B Convertible Preferred Stock shall at such time be treated for all purpose as having become the record holder of such shares of Common Stock immediately following the close of business on such date and the rights of the holder of such converted shares, as such holder, shall cease at such time. The issuance of certificates for shares for any stock transfer or issue tax in respect of the surrender of shares for conversion, or the issuance of such certificates for the shares receivable on
  conversion.   Converted shares shall be canceled and shall  not  be
  issued.   The  Corporation  shall at all  times  reserve  and  deep
  available out of its authorized but unissued shares of Common Stock a sufficient number of shares for the purpose of effecting the conversion of exchange for the Series B Convertible Preferred Stock then deliverable upon the conversion of exchange of the entire Series B Convertible Preferred Stock at the time outstanding.

     (e) The Conversion Rate shall be subject to adjustment from time to time as follows:

          (i) If at any time after the date hereof the Corporation shall effect a reorganization, shall merge with or consolidate into another corporation, or shall sell, transfer or other wise dispose of all or substantially all of its property, assets or business, and pursuant to the terms of such reorganization, merger, consolidation or disposition of assets, shares of stock or other securities, property or assets of the corporation (or the successor, transferee or affiliate of the corporation) or cash are to be received by or distributed to the holders of Common Stock, then the holders of the Series B Convertible Preferred Stock shall have the right thereafter to receive, upon conversion thereof, the number of shares of stock or other securities, property or assets of the corporation (or the successor, transferee or affiliate of the corporation,) or cash receivable upon or as a result of such reorganization merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock into which such Series B Convertible Preferred
            Stock was convertible immediately prior to such event and the corporation shall make lawful provision therefore as part of such transaction. The provisions of this subdivision (i) shall similarly apply to successive reorganizations, mergers, consolidations or dispositions of assets.

          (ii) In the event the outstanding of Common Stock of the Corporation shall be combined or consolidated, by reclassification of otherwise, to a lesser number of shares without a corresponding combination or consolidation with respect to the Series B Convertible
            Preferred Stock, the Conversion Formula in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately decreased.  Conversely, in the event the outstanding shares of Common Stock shall be split into a greater number of shares or the Corporation shall declare a dividend with respect to Common
            Stock without a corresponding split with respect to the Series A Convertible Preferred Stock, the Conversion Formula in effect immediately prior to such action shall, concurrently with the effectiveness of such dividend or stock split, be proportionately increased.

          (iii) Whenever the Conversion Rate shall be adjusted pursuant to this paragraph 5(e), the Corporation shall forthwith obtain, and cause to be delivered to the holders of the Series B Convertible Preferred Stock, a certificate signed by the President, Vice President or Treasurer of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the new Conversion Rate. In the case referred to in subdivision (i), such a certificate shall be issued describing the amount and kind of stock, securities, property or assets or cash which shall be receivable upon conversion of the Series B Convertible Preferred Stock after giving effect to the provisions of such subdivision (i).

     (f) In case any time and Corporation shall offer for subscription pro rata to the holders of its Common Stock in any additional shares of stock of any class or other rights, and in each event, the Corporation will mail or cause to be mailed to the holder of Series B Convertible Preferred Stock a notice specifying the date on which any such record is to be taken for the purpose of distribution of such subscription right, and stating the amount and character of such subscription right. Such notice shall be mailed at least twenty (20) days prior to the date therein specified in lawful and practicable.

6. The Series B Convertible Preferred Stock and the shares of Common Stock issuable on conversion thereof may not be transferred without prior compliance with the Securities Act of 1933 and restrictive legends to such effect may be placed upon and stop transfer orders issued with respect to the stock certificates representing such shares.

7. At any time during which the Series B Convertible Preferred Stock shall be outstanding, the Corporation shall be entitled to redeem the stock upon thirty (30) days advance written notice to the then holder of the Series B Convertible Preferred Stock. Upon the redemption date, which shall not be less than thirty (30) days after such notice ("Redemption Date"), the Company shall have the right to redeem the Series B Convertible Preferred Stock for an amount equal to the number of shares then outstanding multiplied by the issue price of $5.00 per share. Such notice of redemption shall require the holder of the Series B Convertible Preferred Stock to surrender to the Corporation on the Redemption Date, a certificate representing the Series B Convertible Preferred Stock. Notwithstanding the fact that the certificate may not be surrendered for redemption and cancellation, upon the Redemption Date, the Series B Convertible Preferred Stock shall be deemed to be expired and all rights of the holder shall cease and terminate, other than the right to receive the redemption price of $5.00 for each share of Series B Convertible Preferred Stock, including the an annual dividend preference equal to ten (10%) percent: provided, the Redemption Date. Notwithstanding notice of the Corporation's right to redeem, the holder shall have the right to convert the Series B. Convertible Preferred Stock into Common Stock at the primary Conversion Formula set forth above, until the Redemption Date, following which the right to convert shall expire and be of no further force or effect.

8. Except as otherwise permitted by the applicable provisions of the Act, holders of the Series B Preferred Stock shall not be entitled to voting rights or notice of any matter proposed to be submitted by the Corporation to its shareholders for consideration.

9. Upon receiving the consent of the holders of at least a fifty one (51%) percent majority of the Series B Convertible Preferred Stock then outstanding, the Corporation may amend or modify any of the foregoing rights, privileges and preferences with respect to the Series B Convertible Preferred Stock.

IN WITNESS WHEREOF, said COMTEC INTERNATIONAL, INC. has caused this Certificate to be signed by Donald G. Mack, its President, and attested by Mitchell B. Chi, its Assistant Secretary, this 19th day of August, 1996.

                            COMTEC INTERNATIONAL, INC.


                            By: \Donald G. Mack\
                               Donald G. Mack, President

                            ATTEST:


                            By:\Mitchell B. Chi\
                               Assistant Secretary, Mitchell B. Chi

I hereby verify that I have signed this instrument on behalf of ComTec International, Inc. and that, to the best of my knowledge and belief, the foregoing is true and correct as of the date set forth above.


                            By:\Donald G. Mack\
                               Donald G. Mack, President

STATE OF COLORADO    )
                     )ss
COUNTY OF ARAPAHOE   )

On this 19th Day of August, 1996 before me appeared Donald G. Mack, known personally to be to be the President of ComTec International, Inc., and that he, as such officer, being authorized so to do, executed the foregoing instrument for the purpose therein contained.

       IN WITNESS WHEREOF, I have hereunto set my hand and official seal.



                               \Joanne B. Brawley\
                            Notary Public
                            My commission expires: 12-27-97


STATE OF COLORADO    )
                     )ss
COUNTY OF ARAPAHOE   )

On this 19th day of August, 1996 before me appeared Mitchell B. Chi, known personally to me to be the Assistant Secretary of ComTec International, Inc., and that he, as such officer, being authorized so to do, executed the foregoing instrument for the purpose therein contained.

       IN WITNESS WHEREOF, I have hereunto set my hand and official seal.



                               \Joanne B. Brawley\
                            Notary Public
                            My commission expires: 12-27-97